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                                                                Exhibit 3.2

                              ARTICLES OF AMENDMENT

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                                       (1)

(2)               CORPORATE PROPERTY INTERNATIONAL INCORPORATED
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a Maryland corporation hereby certifies to the State Department of Assessment and Taxation of Maryland that:

         (3) The charter of the corporation is hereby amended as follows:

1. INCORPORATOR AND NAME:

   The name of the Corporation is Corporate Property Associates International Incorporated

   This amendment of the charter of the corporation has been approved by

(4) The directors. No stock as been issued
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   We the undersigned President and Secretary swear under penalties of perjury that the foregoing is a corporate act.

(5) /s/ Marie B. O'Leary                            (5) /s/ Michael B. Pollock
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       Secretary                                            President

(6) Return address of filling party:
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